UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 2, 2007
Allegheny Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania		15222-5479

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     Beginning on July 12, 2007, Allegheny Technologies Corporation (the “Company”) sent a notice to participants in its 401(k) Savings Plans (the “401(k) Plans”) informing them that the 401(k) Plans would be introducing new investment options and features to the 401(k) Plans. The notice stated that, during a specified period of time while these changes are implemented, participants in the 401(k) Plans would not be able to process any account transactions. The notice also stated that this time period will begin at 4:00 p.m. Eastern Time on August 23, 2007 and is expected to end during the week of September 17, 2007.
     On August 2, 2007, the Company sent a blackout restriction notice (the “BTR Notice”) to its directors and executive officers informing them that, because the restrictions during the blackout period described above include restrictions on investment changes involving the Company’s common stock held in the 401(k) Plans, they would be prohibited during the blackout period, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the SEC’s rules promulgated thereunder, from purchasing and selling shares of the Company’s common stock (including derivative securities pertaining to such shares) acquired in connection with their service as a director or employment as an executive officer.
     A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the blackout period and for a period of two years after the blackout period has ended, interested parties may obtain, without charge, information regarding the beginning and ending dates of the blackout period by contacting Allegheny Technologies Incorporated, Attention: Corporate Secretary, 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479 (telephone (412) 394-2800).

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Notice to Executive Officers and Directors of Allegheny Technologies Incorporated regarding a 401(k) Plans Blackout Period and Trading Restrictions.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ Jon D. Walton
Jon D. Walton
Executive Vice President, Human Resources, Chief Legal and Compliance Officer

Dated: August 2, 2007